Trust earned.

FreedMaxick™

August 5, 2016

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read NaturalNano, Inc.'s statements included under Item 4.01 of its Form 8-K filed on August 5, 2016 and we agree with such statements concerning our firm.

Freed Maxick CPAs, P.C.

Freed Maxick CPAs, P.C.

100 Meridian Centre, Suite 310
Rochester, New York 14618
585.271.2300
Fax 585.271.1410